UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 28, 2007

Online Resources Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-26123	52-1623052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4795 Meadow Wood Lane, Suite 300, Chantilly, Virginia		20151
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-653-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

(b) On March 28, 2007, the Company engaged KPMG LLP ("KPMG") to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2007 and to perform review procedures related to the financial statements included in the Company’s quarterly reports on Form 10-Q, which are expected to commence with the quarter ending March 31, 2007. The Audit Committee of the Board of Directors of the Company made the decision to recommend KPMG to the full Board of Directors, which approved that decision.

During the two most recent fiscal years and through March 28, 2007, neither the Company nor anyone on its behalf consulted with KPMG regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant's financial statements; or with respect to any "reportable events" as defined in Regulation S-K Item 304(a)(1)(v).

KPMG served as the independent registered public accounting firm for Princeton eCom Corporation prior to its acquisition by Online Resources Corporation on July 3, 2006.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits
99.1 Press release dated March 28, 2007 announcing the appointment of KPMG LLP

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Online Resources Corporation

March 28, 2007	By:	Catherine A. Graham

Name: Catherine A. Graham
Title: Executive Vice President, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated March 28, 2007 announcing the appointment of KPMG LLP